Exhibit 10.1
SETTLEMENT AGREEMENT

This Settlement Agreement, dated July 12, 2010, is by and between Pension Benefit Guaranty Corporation (“PBGC”), RCLC, Inc. (f/k/a Ronson Corporation) (“Ronson”), RCPC Liquidating Corp. (f/k/a Ronson Consumer Products Corporation) (“RCPC”), and Ronson Aviation (“Aviation”) and Ronson Corporation of Canada Ltd., an Ontario Canada corporation (“RCC”) and collectively with PBGC, Ronson and RCPC and Aviation, the “Parties”.
BACKGROUND
A.
Ronson is the plan sponsor (within the meaning of 29 U.S.C. §§ 1002(16)(B)(i)) and the administrator (within the meaning of 29 U.S.C. §§ 1002(16) and 1301(a)(1)) of the Ronson Corporation Retirement Plan (“Plan”).

B.	The Plan is a single-employer plan covered under Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
C.
RCPC, Aviation and RCC are members of Ronson’s controlled group (within the meaning of 29 U.S.C. § 1301(a)(14)) (collectively, with Ronson, the “Ronson Controller Group Members”) and as such, each is jointly and severally liable with Ronson for all liabilities under Title IV of ERISA.

D.
By letter dated December 29, 2009, PBGC sent Ronson a Notice of Determination that the Plan must be terminated under 29 U.S. C. § 1342(a) and (c), and a proposed Agreement for Appointment of Trustee and Termination of Plan (“Trusteeship Agreement”).

E.  On December 30, 2009, PBGC commenced an action against Ronson by filing a complaint (“Complaint”) in the Federal District Court for the District of New Jersey (“District Court”)

styled Pension Benefit Guaranty Corporation v. Ronson Corporation, Case No. 2:09-CV-06550-WJM-MF.  The Complaint sought entry of a decree: (1) adjudicating that the Plan be terminated pursuant to 29 U.S. C. § 1342(c); (2) appointment PBGC as a statutory trustee of the Plan pursuant to 29 U.S. C. § 1342 (c); (3) establishing December 30, 2009 as the termination date of the Plan pursuant to 29 U.S.C. § 1348(a)(4); and (4) directing Ronson and any other person or entity having possession, custody or control of any records, assets or other property pertaining to the Plan, to transfer, convey and deliver them to PBGC as statutory trustee upon request.
NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:
1.	Within three business days of the execution of the Trusteeship Agreement, annexed hereto as Exhibit A, PBGC shall take action necessary to dismiss the Complaint with prejudice but without costs.
2.	The PBGC waives any secured claim and shall have allowed general unsecured claims, jointly and severally, against Ronson, RCPC, Aviation and RCC, as follows (the “PBGC Claims”):
a.	Termination Premium Claim of $1,643,198; and
b.	Claim for minimum funding contributions due to the Plan in the amount of $258,491; and
c.	Claim for unfunded benefit liabilities of the Plan in the amount of $2,508,672; and
3.
The PBGC acknowledges that a buyer(s) of the assets of any of the Ronson Controlled Group Members shall not be deemed a successor and shall not have any liability to the PBGC and the PBGC Claims or to the Plan so long as the buyer(s) purchases such assets in an arms length transaction and the buyer(s) is not otherwise a

Ronson Controlled Group Member or affiliate of such a member.  Ronson shall provide the PBGC documentation demonstrating that any such transaction is an arms length transaction and the buyer(s) is not otherwise a Ronson Controlled Group Member or affiliate of such a member.
Pension Benefit Guaranty Corporation		RCLC, Inc.

By:	/s/ Frank H. McCulloch	By:	/s/ Daryl K. Holcomb
	Frank H. McCulloch		Daryl K. Holcomb
	Senior Counsel, DISC		Vice President

Ronson Aviation, Inc.

		By:	/s/ Daryl K. Holcomb
Daryl K. Holcomb
Vice President

Ronson Corporation of Canada LTD.

		By:	/s/ Daryl K. Holcomb
Daryl K. Holcomb
Vice President

RCPC Liquidating Corp.

		By:	/s/ Daryl K. Holcomb
Daryl K. Holcomb
Vice President